UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2009
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 15, 2009, Silicon Image, Inc. (“Registrant”) made the equity grants set forth below, in the form of restricted stock units (“RSUs”), to its named executive officers.  Each RSU is subject to the terms and conditions of the Registrant’s 2008 Equity Incentive Plan and represents the right to receive one share of the Registrant’s common stock upon vesting.

None of the RSUs were vested on the grant date.  The RSUs will vest with respect to 10% of the total number of shares on April 15, 2010, 20% of the total number of shares on April 15, 2011, 30% of the total number of shares on April 15, 2012, and 40% of the total number of shares on April 15, 2013.  No shares will vest as to any of the grants, upon any of the vesting dates, unless the recipient continues to provide services to the Registrant as of each vesting date.

Name and Title	Number of RSUs
Harold Covert, Chief Financial Officer	150,000
J. Duane Northcutt Chief Technology Officer	50,000
Sal Cobar, Vice President of Worldwide Sales	75,000
Peter Rado, Vice President, Worldwide Operations & Quality	75,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 21, 2009                                                                                                                           SILICON IMAGE, INC.

                                          By: /s/ Edward Lopez
                                          Edward Lopez
                                          Chief Legal Officer